                                                                     Exhibit 4.1



                                                                  EXECUTION COPY


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                                CREDIT AGREEMENT


                                   dated as of


                                October 11, 2001


                                      among


                               LAND O'LAKES, INC.,
                                   as Borrower


                            The Lenders Party Hereto


                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                           ---------------------------

                          J.P. MORGAN SECURITIES INC.,
                      as Sole Lead Arranger and Bookrunner





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                                TABLE OF CONTENTS



                                                 ARTICLE I

                                                Definitions

SECTION 1.01.  Defined Terms.............................................................................1
SECTION 1.02.  Classification of Loans and Borrowings...................................................28
SECTION 1.03.  Terms Generally..........................................................................29
SECTION 1.04.  Accounting Terms; GAAP...................................................................29


                                                ARTICLE II

                                                The Credits

SECTION 2.01.  Commitments..............................................................................30
SECTION 2.02.  Loans and Borrowings.....................................................................30
SECTION 2.03.  Requests for Borrowings..................................................................31
SECTION 2.04.  Funding of Borrowings....................................................................32
SECTION 2.05.  Interest Elections.......................................................................32
SECTION 2.06.  Termination and Reduction of Commitments.................................................34
SECTION 2.07.  Repayment of Loans; Evidence of Debt.....................................................34
SECTION 2.08.  Amortization of Term Loans...............................................................35
SECTION 2.09.  Prepayment of Loans......................................................................37
SECTION 2.10.  Fees.....................................................................................39
SECTION 2.11.  Interest.................................................................................40
SECTION 2.12.  Alternate Rate of Interest...............................................................41
SECTION 2.13.  Increased Costs..........................................................................41
SECTION 2.14.  Break Funding Payments...................................................................42
SECTION 2.15.  Taxes....................................................................................43
SECTION 2.16.  Payments Generally; Pro Rata Treatment;
               Sharing of Set-offs......................................................................44
SECTION 2.17.  Mitigation Obligations; Replacement of
               Lenders..................................................................................46


                                               ARTICLE III

                                      Representations and Warranties

SECTION 3.01.  Organization; Powers.....................................................................47
SECTION 3.02.  Authorization; Enforceability............................................................48
SECTION 3.03.  Governmental Approvals; No Conflicts.....................................................48
SECTION 3.04.  Financial Condition; No Material Adverse
               Change...................................................................................48
SECTION 3.05.  Properties...............................................................................49
SECTION 3.06.  Litigation and Environmental Matters.....................................................50
SECTION 3.07.  Compliance with Laws and Agreements......................................................50
SECTION 3.08.  Investment and Holding Company Status....................................................51

SECTION 3.09.  Taxes....................................................................................51
SECTION 3.10.  ERISA....................................................................................51
SECTION 3.11.  Disclosure...............................................................................51
SECTION 3.12.  Subsidiaries.............................................................................52
SECTION 3.13.  Insurance................................................................................52
SECTION 3.14.  Labor Matters............................................................................52
SECTION 3.15.  Solvency.................................................................................52


                                                ARTICLE IV

                                                Conditions

SECTION 4.01.  Effective Date...........................................................................53
SECTION 4.02.  Each Credit Event........................................................................56


                                                ARTICLE V

                                          Affirmative Covenants

SECTION 5.01.  Financial Statements and Other
               Information..............................................................................56
SECTION 5.02.  Notices of Material Events...............................................................59
SECTION 5.03.  Information Regarding Collateral.........................................................59
SECTION 5.04.  Existence; Conduct of Business...........................................................60
SECTION 5.05.  Payment of Obligations...................................................................60
SECTION 5.06.  Maintenance of Properties................................................................60
SECTION 5.07.  Insurance................................................................................61
SECTION 5.08.  Casualty and Condemnation................................................................61
SECTION 5.09.  Books and Records; Inspection and Audit
               Rights...................................................................................61
SECTION 5.10.  Compliance with Laws.....................................................................61
SECTION 5.11.  Use of Proceeds..........................................................................62
SECTION 5.12.  Additional Subsidiaries..................................................................62
SECTION 5.13.  Further Assurances.......................................................................62


                                                ARTICLE VI

                                            Negative Covenants

SECTION 6.01.  Indebtedness; Certain Equity Securities..................................................63
SECTION 6.02.  Liens....................................................................................65
SECTION 6.03.  Fundamental Changes......................................................................67
SECTION 6.04.  Investments, Loans, Advances, Guarantees
               and Acquisitions.........................................................................67
SECTION 6.05.  Asset Sales..............................................................................69
SECTION 6.06.  Sale and Leaseback Transactions..........................................................71
SECTION 6.07.  Hedging Agreements.......................................................................71

SECTION 6.08.  Restricted Payments; Certain Payments of
               Indebtedness.............................................................................71
SECTION 6.09.  Transactions with Affiliates.............................................................73
SECTION 6.10.  Restrictive Agreements...................................................................73
SECTION 6.11.  Amendment of Material Documents..........................................................74
SECTION 6.12.  Interest Expense Coverage Ratio..........................................................74
SECTION 6.13.  Leverage Ratio...........................................................................74


                                               ARTICLE VII

                                            Events of Default


                                               ARTICLE VIII

                                                The Agent


                                                ARTICLE IX

                                              Miscellaneous

SECTION 9.01.  Notices..................................................................................81
SECTION 9.02.  Waivers; Amendments......................................................................81
SECTION 9.03.  Expenses; Indemnity; Damage Waiver.......................................................83
SECTION 9.04.  Successors and Assigns...................................................................85
SECTION 9.05.  Survival.................................................................................88
SECTION 9.06.  Counterparts; Integration; Effectiveness.................................................89
SECTION 9.07.  Severability.............................................................................89
SECTION 9.08.  Right of Setoff..........................................................................90
SECTION 9.09.  Governing Law; Jurisdiction; Consent to
               Service of Process.......................................................................90
SECTION 9.10.  WAIVER OF JURY TRIAL.....................................................................91
SECTION 9.11.  Headings.................................................................................91
SECTION 9.12.  Confidentiality..........................................................................91
SECTION 9.13.  Interest Rate Limitation.................................................................92


SCHEDULES:

Schedule 1.01(a) -- Subsidiary Loan Parties
Schedule 1.01(b) -- Mortgaged Property
Schedule 2.01 -- Lenders
Schedule 3.05 -- Owned and Leased Real Property
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 3.13 -- Insurance
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments

Schedule 6.05 -- Asset Sales
Schedule 6.10 -- Restrictive Agreements

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B-1 -- Form of Opinion of Borrower's Outside Counsel
Exhibit B-2 -- Form of Opinion of Borrower's General Counsel
Exhibit B-3 -- Form of Opinion of Borrower's Local Counsel
Exhibit C -- Form of Mortgage
Exhibit D -- Guarantee and Collateral Agreement
Exhibit E -- Perfection Certificate
Exhibit F -- Form of Promissory Note

                    CREDIT AGREEMENT dated as of October 11,
                   2001 among LAND O'LAKES, INC., the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                      The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Account Assets" means, collectively, with respect to Accounts or CoBank Accounts (as defined in the Collateral Agreement), as the case may be, all such Accounts or CoBank Accounts, together with (a) all right, title and interest in and to all contracts that relate to any of such accounts; (b) all security interests or liens and property subject thereto from time to time purporting to secure payment of any of such accounts, whether pursuant to the contracts related to such accounts or otherwise; (c) all UCC financing statements covering any collateral securing payment of any of such accounts; (d) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of any of such accounts whether pursuant to the contracts related to any of such accounts or otherwise; (e) all interest in the merchandise, goods, products or other property (including any that is returned), if any, the sale of which gave rise to any of such accounts; and (f) all proceeds of the foregoing.

                  "Acquisition" means (i) the contribution or loans by the Borrower to a newly formed Wholly Owned Subsidiary ("Holding Co. II") of cash sufficient to consummate the merger described in clause (ii) below; (ii) the acquisition by Holding Co. II of all the issued and outstanding equity interests of PMI, for cash in the approximate amount of $243,400,000, effected through a merger of a newly formed Wholly Owned Subsidiary of Holding Co. II with and into PMI in accordance with the terms of the Acquisition Documents; (iii) the conversion of PMI and certain of its subsidiaries into limited liability companies; and (iv) the contribution by Holding Co. II of its 100% membership interest in the converted PMI to Farmland Feed in exchange for a membership interest in Farmland Feed, as a result of which the Borrower will increase its percentage interest in Farmland Feed (direct and indirect) from approximately 74% to 92%.

                  "Acquisition Documents" means the Agreement and Plan of Merger dated as of June 17, 2001, between the Borrower, certain of its subsidiaries and PMI, and any other agreement, instrument or other document to be entered into or delivered by, between or among such parties and any of their respective Affiliates in connection with the Acquisition, as each such agreement, instrument or document may be amended, modified or supplemented from time to time in accordance with the terms thereof or hereof.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agent" means, The Chase Manhattan Bank in its capacities as Administrative Agent and Collateral Agent under the Loan Documents.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the respective amounts of the Lenders' outstanding Loans, giving effect to any assignments.

                  "Applicable Rate" means, for any day with respect to (i) any Eurodollar Tranche B Term Loan, 3.50% per annum, (ii) any ABR Tranche B Term Loan, 2.50% per annum, and (iii) any Eurodollar Tranche A Term Loan, ABR Tranche A Term Loan, Eurodollar Tranche C Term Loan or ABR Tranche C Term Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:


                                                                EURODOLLAR
         TRANCHE A AND              INDEX DEBT                    SPREAD
         TRANCHE C TERM               RATINGS                    (BPS PER                   ABR SPREAD
            FACILITY               (S&P/MOODY'S)                  ANNUM)                 (BPS PER ANNUM)
---------------------------------------------------------------------------------------------------------
Category 1                       BBB/Baa2 or                       2.00%                       1.00%
                                 better
Category 2                       BBB-/Baa3                         2.25%                       1.25%
Category 3                       BB+/Ba1                           2.50%                       1.50%
Category 4                       BB/Ba2 or                         2.75%                       1.75%
                                 below

                  For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating of BB/Ba2 or below; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other; in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Attributable Debt" means, on any date, in respect of any lease of the Borrower or any Restricted Subsidiary entered into as part of a sale and leaseback transaction subject to Section 6.06, (i) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (ii) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Land O'Lakes, Inc., a Minnesota cooperative corporation.

                  "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" means, for any period (without duplication), (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Securities" means the trust preferred securities in aggregate face amount of up to $200,000,000 issued on March 25, 1998, pursuant to the Indenture dated as of March 25, 1998, between the Borrower and Wilmington Trust Company.

                  "Change in Control" means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of membership interests representing more than 50% of the aggregate ordinary voting power represented by all outstanding membership interests of the Borrower.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Commitment, Tranche B Commitment or a Tranche C Commitment.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "CoBank" means CoBank, ACB, a federally chartered instrumentality of the United States.

                  "CoBank Receivables Loan Agreement" means the Credit Agreement dated as of October 11, 2001 between the Borrower and CoBank.

                  "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

                  "Collateral Agent" means The Chase Manhattan Bank in its capacity as collateral agent for the Lenders under the Security Documents.

                  "Collateral Agreement" means the Guarantee and Collateral Agreement among the Borrower, the Subsidiary Loan Parties and the Agent, substantially in the form of Exhibit D.

                  "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Agent shall have received from each Loan Party either
         (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

                  (b) all outstanding Equity Interests in each Restricted Subsidiary (other than any Restricted Subsidiary that is a Securitization Vehicle) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Restricted Subsidiary that is not a Loan Party) and the Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) subject to Section 5.13(c), all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement and the Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank; provided that no promissory note shall be necessary in the case of Indebtedness owing by the Borrower to any Restricted Subsidiary or by any Restricted Subsidiary to any other Restricted Subsidiary or to the Borrower so long as such Indebtedness, if ever represented by a promissory note, is pledged pursuant to the Collateral Agreement.

                  (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Agent for filing, registration or recording;

                  (e) the Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

                  (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

                  "Commitment" means a Tranche A Commitment, Tranche B Commitment, Tranche C Commitment or any combination thereof (as the context requires).

                  "Consolidated Cash Interest Expense" means, for any period, the excess of (a) the sum (without duplication) of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) the amount of dividends paid in respect of the Capital Securities during such fiscal period, plus (iii) any cash payments made during such period in respect of obligations referred to in clause
(b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum (without duplication) of (i) interest income of the Borrower and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus (iii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period and (iv) all non-cash non-recurring charges during such period (it being understood that charges shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges), and minus (b) without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, all non-cash nonrecurring gains during such period (it being understood that non-cash nonrecurring gains shall be deemed non-cash gains until the period that cash receipts attributable to such gains are received, at which point such gains shall be deemed cash gains), all as determined on a consolidated basis with respect to the Borrower and the Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; it being understood that Consolidated Net Income shall not include (a) the income or loss of any Subsidiary other than a Restricted Subsidiary or other investment held by the Borrower or any Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any Restricted Subsidiary during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or any Restricted Subsidiary or the date that such Person's assets are acquired by the Borrower or any Restricted Subsidiary.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, interests in a cooperative corporation, partnership interests, membership interests in a limited liability company, beneficial interests in a trust (other than any trust subject to ERISA or non-qualified pension benefit plans) or other equity ownership interests in a Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excess Cash Flow" means, in respect of any fiscal year, the sum (without duplication) of:

                  (a) Consolidated Net Income (or loss) for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income (or loss) for such fiscal year; plus

                  (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year plus (ii) the net amount, if any, by which the consolidated deferred revenues of the Borrower and the Restricted Subsidiaries increased during such fiscal year; minus

                  (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the net amount, if any, by which the consolidated deferred revenues of the Borrower and the Restricted Subsidiaries decreased during such fiscal year; minus

                  (e) the sum of (i) Capital Expenditures for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness) plus (ii) cash consideration paid during such fiscal year to make acquisitions (except to the extent financed by incurring Long-Term Indebtedness); minus

                  (f) the aggregate principal amount of Long-Term Indebtedness permanently repaid or prepaid by the Borrower and the Restricted Subsidiaries during such fiscal year, excluding, (i) Term Loans prepaid pursuant to Section 2.09(b) or (c), (ii) repayments of revolving credit indebtedness to the extent such amounts could be reborrowed under revolving credit facilities, and

         (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness; minus

                  (g) the aggregate principal amount of all cash payments of patronage dividends, revolvements, redemptions and similar restricted payments, in each case other than any such payments prohibited by this Agreement.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.15(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.15(e).

                  "Existing Five-Year Credit Agreement" means the Borrower's Amended and Restated Five-Year Credit Agreement, dated as of June 28, 1999, among the Borrower, the lenders party thereto and The Chase Manhattan Bank as syndication agent and CoBank, ACB as administrative agent.

                  "Existing 364-Day Credit Agreement" means the Borrower's 364-Day Credit Agreement dated as of June 25, 2001, among the Borrower, the lenders party thereto and The Chase Manhattan Bank as syndication agent and CoBank, ACB as administrative agent.

                  "Farmland Feed" means Land O' Lakes Farmland Feed LLC.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Financing Transactions" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and of the loans under the Related Credit Facility and the use of the proceeds thereof and (b) the execution, delivery and performance by each Loan Party of the Senior Notes Documents to which it is to be a party, the issuance of the Senior Notes and the use of the proceeds thereof.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, and (k) all obligations in respect of Third Party Securities issued by such Person in Securitizations (regardless of whether denominated as equity or debt securities). The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Index Debt" means senior, secured, long-term indebtedness for borrowed money of the Borrower under this Agreement or the Related Credit Facility.

                  "Information Memorandum" means the Confidential Information Memorandum dated July, 2001 relating to the Borrower and the Transactions.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Joint Venture" means any entity in respect of which the Borrower or a Restricted Subsidiary owns significant Equity Interests and actively participates in significant business decisions, which, in any case, is not a Wholly Owned Subsidiary.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such date.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m.,

London time, two Business Days prior to the commencement of such Interest
Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Collateral Agreement and the other Security Documents.

                  "Loan Parties" means the Borrower and the Subsidiary Loan Parties.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "LOL Finance" means LOL Finance Co., a Wholly Owned Subsidiary of the Borrower.

                  "Long-Term Indebtedness" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, operations, assets, properties, liabilities or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, or, prior to consummation of the Acquisition, of PMI and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their material obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

                  "Material Indebtedness" means Indebtedness (regardless of amount) under the Related Credit Facility and other Indebtedness (other than the Loans and all Indebtedness issued by a Securitization Vehicle), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

                  "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on
Schedule 1.01(b), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Patronage Income" means net earnings of the Borrower from member-patron business, reduced by an amount equal to such percentage from zero to 15% as determined by the Board of Directors in advance of the beginning of each fiscal year.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event (including, without limitation, in the case of the issuance of Indebtedness, underwriting discounts and commissions), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Restricted Subsidiaries, and the amount of any reserves established by the Borrower and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower). Notwithstanding the foregoing, in the case of a Prepayment Event referred to in clause (d) of the definition of "Prepayment Event", the Borrower and the Restricted Subsidiaries will be deemed at the time of any issuance by the relevant Securitization Vehicle of Third Party Securities to have received Net Proceeds in an amount equal to the Net Proceeds to the Securitization Vehicle from such issuance of Third Party Securities and will not be deemed to have received Net Proceeds in connection with ongoing sales of accounts receivable (including Account Assets) or inventory to such Securitization Vehicle that are purchased by it with the proceeds from collections of receivables or from ordinary course sales of inventory, in each case previously purchased by it pursuant to such Securitization.

                  "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and the Restricted Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and the Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Obligations" means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower to any of the Secured Parties (as defined in the Collateral Agreement) under the Collateral Agreement or this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the

Borrower under or pursuant this Agreement and each of the other Loan Documents,
(c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents and (d) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into.

                  "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of Exhibit E or any other form approved by the Collateral Agent.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially adversely affect the value of the property, taken as a whole, or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits (provided that such certificates of deposit, banker's acceptances and time deposits are rated at least A by S&P or at least A2 by Moody's) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, cooperative association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PMI" means Purina Mills, Inc., a Delaware corporation, and any successor company to PMI as a result of the Acquisition or related transactions, including any transferee of substantially all the assets of PMI.

                  "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a Sale-Leaseback Transaction) of any property or asset of the Borrower or any Restricted Subsidiary (including any Equity Interest in a Subsidiary or Joint Venture) and any return of capital to the Borrower or any Restricted Subsidiary of all or any portion of its investment in any Joint Venture, other than (i) dispositions described in clauses (a), (b), (c), (f), (g) and (h) of Section 6.05, (ii) transactions referred to in clause (d) below, which shall not be deemed to be Prepayment Events under this clause (a), and (iii) other dispositions (except Securitizations) resulting in aggregate Net Proceeds not exceeding $5,000,000 during any fiscal year of the Borrower;

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary Loan Party, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 270 days after such event;

                  (c) the receipt by the Borrower or any Subsidiary Loan Party of any dividend or distribution from any Joint Venture that is designated or otherwise identifiable as a dividend or distribution of any portion of the proceeds to such Joint Venture (or subsidiary thereof) of a sale or disposition of any of its assets or properties, a casualty or condemnation affecting its assets or properties or any similar event or of the issuance of any Equity Interest in such Joint Venture to a person other than the Borrower or a Restricted Subsidiary;

                  (d) any sale, transfer or other disposition of inventory or accounts receivable (including Account Assets) in a Securitization or the issuance by a Securitization Vehicle that is a Restricted Subsidiary of any Third Party Securities (except to the extent the Net Proceeds thereof are used to refinance outstanding Third Party Securities of such Securitization Vehicle); or

                  (e) until such time as the Tranche C Term Loans have been paid in full, the incurrence by the Borrower or any Restricted Subsidiary of
         (i) Net Proceeds in an amount of up to $250,000,000 from the issuance of the Senior Notes or (ii) Net Proceeds from the incurrence of any other Indebtedness other than Indebtedness permitted by Section 6.01(a).

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Credit Facility" means the Borrower's Amended and Restated Five-Year Credit Agreement dated as of June 28, 1999, as amended and restated as of the date of this Agreement.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Term Loans (or, prior to the Effective Date, Commitments) representing more than 50% of the sum of the outstanding Term Loans (or, prior to the Effective Date, Commitments) at such time.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property, but other than a dividend or distribution in respect of the Capital Securities), including any cash patronage refunds, redemptions or revolvements to patrons or members, with respect to any shares of any class of capital stock or other Equity Interest of, or cooperative membership interest or accounts with, the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, revolvement, acquisition, cancelation or termination of any such shares of capital stock, other equity interest or cooperative membership interest of the Borrower or any option, warrant or other right to acquire any such shares of capital stock, other Equity Interest or cooperative membership interest of the Borrower.

                  "Restricted Subsidiaries" means (i) Farmland Feed and (ii) each existing and subsequently acquired or organized domestic and foreign direct or indirect Wholly Owned Subsidiary of the Borrower, Farmland Feed or PMI.

                  "S&P" means Standard & Poor's.

                  "Sale-Leaseback Transaction" means any arrangement whereby the Borrower or a Restricted Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred; provided that any such arrangement entered into within 90 days after the acquisition, construction or substantial improvement of the subject property shall not be deemed to be a "Sale-Leaseback Transaction".

                  "Securitization" means the transfer and sale by the Borrower or the Restricted Subsidiaries of accounts receivable (including Account Assets) or inventory to a special purpose trust, partnership, limited liability company or similar entity formed for the purpose of acquiring and financing such assets (a "Securitization Vehicle"), which Securitization Vehicle finances the acquisition of such assets (i) with proceeds from the issuance of Third Party Securities, (ii) with Sellers' Retained Interests and (iii) with proceeds from the sale or collection of accounts receivable (including Account Assets) or inventory previously purchased by such Securitization Vehicle.

                  "Securitization Vehicle" means a special purpose trust, partnership, limited liability company or similar entity formed at the direction of the Borrower for the purpose of effecting one or more Securitizations which, in connection therewith, issues Third Party Securities.

                  "Security Documents" means the Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

                  "Sellers' Retained Interests" means the debt or equity interests held by the Borrower or any Restricted Subsidiary in a Securitization Vehicle to which accounts receivable (including Account Assets) or inventory of the Borrower and the Restricted Subsidiaries have been transferred in a Securitization, including any such debt or equity received in consideration for the assets transferred.

                  "Senior Notes" means the unsecured Senior Notes to be issued by the Borrower in the aggregate principal amount of up to $300,000,000 and the Indebtedness represented thereby.

                  "Senior Note Documents" means the indenture under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Notes or rights in respect thereof.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Subsidiary Loan Party" means each Restricted Subsidiary other than (i) LOL Finance and its Wholly Owned Subsidiaries and (ii) Foreign Subsidiaries. The Restricted Subsidiaries and the Subsidiary Loan Parties on the Effective Date are identified on Schedule 1.01(a).

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Loans" means Tranche A Term Loans, Tranche B Term Loans and the Tranche C Term Loans.

                  "Third Party Securities" means, with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests or other securities issued for cash consideration by the relevant Securitization Vehicle to banks, investors or other financing sources (other than the Borrower and its Subsidiaries) the proceeds of which are used to finance, in whole or part, the purchase by such Securitization Vehicle of accounts receivable (including Account Assets) or inventory in a Securitization.

                  "Total Indebtedness" means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding as of such date, in the amount that would be reflected on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries prepared as of such date in accordance with GAAP; provided that "Total Indebtedness" shall not include the Capital Securities.

                  "Tranche A Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $325,000,000.

                  "Tranche A Lender" means a Lender with a Tranche A Commitment or an outstanding Tranche A Term Loan.

                  "Tranche A Maturity Date" means October 11, 2006.

                  "Tranche A Term Loan" means a Loan made pursuant to clause (a) of Section 2.01.

                  "Tranche B Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $250,000,000.

                  "Tranche B Lender" means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

                  "Tranche B Maturity Date" means October 11, 2008.

                  "Tranche B Term Loan" means a Loan made pursuant to clause (b) of Section 2.01.

                  "Tranche C Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche C Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche C Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche C Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche C Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche C Commitments is $250,000,000.

                  "Tranche C Lender" means a Lender with a Tranche C Commitment or an outstanding Tranche C Term Loan.

                  "Tranche C Maturity Date" means April 11, 2003.

                  "Tranche C Term Loan" means a Loan made pursuant to clause (c) of Section 2.01.

                  "Transactions" means the Acquisition and the Financing Transactions.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Wholly Owned Subsidiary" of any Person shall mean a subsidiary of such Person of which securities or other ownership interests (except for directors' qualifying shares and other de minimis amounts of outstanding securities or ownership interests) representing 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly Owned subsidiaries of such Person or by such Person and one or more Wholly Owned subsidiaries of such Person.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Tranche A Term Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Tranche A Term Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Tranche A Term Borrowing") or by Type (e.g., a

"Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Tranche A Term Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any definition of or reference to any statute herein shall be construed as referring to such statute as amended, or otherwise revised or replaced, (c) any reference herein to any Person shall be construed to include such Person's successors and assigns, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Any reference made herein or in any other Loan Document to consolidated financial statements of the Borrower and the Restricted Subsidiaries shall mean financial statements of the Borrower in which the assets and operations of the Restricted Subsidiaries, but not Joint Ventures or Subsidiaries that are not Restricted Subsidiaries, are consolidated with those of the Borrower and such Joint Ventures and unrestricted Subsidiaries are accounted for as investments.


                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Tranche A Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche A Commitment, (b) to make a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Commitment and (c) to make a Tranche C Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche C Commitment, as the same may be reduced on or prior to the Effective Date pursuant to Section 2.06(b). Amounts repaid in respect of Term Loans may not be reborrowed.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Tranche A Maturity Date, Tranche B Maturity Date or Tranche C Maturity Date, as applicable.

                  SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) whether the requested Borrowing is to be a Tranche A Term Borrowing, Tranche B Term Borrowing or Tranche C Term Borrowing;

                  (ii)  the aggregate amount of such Borrowing;

                  (iii) the date of such Borrowing, which shall be a Business Day;

                  (iv)  whether such Borrowing is to be an ABR
         Borrowing or a Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such account of the Borrower as the Borrower shall designate in the applicable Borrowing Request.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different

Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each

Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.06. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche A Commitments, Tranche B Commitments and Tranche C Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date.

                  (b) In the event the Senior Notes are issued on or prior to the Effective Date, the Tranche C Commitments will automatically be reduced, at the time of such issuance, by an amount equal to the aggregate Net Proceeds from the issuance of the Senior Notes (and the amount of the Tranche C Commitments subject to such reduction may not be utilized on the Closing Date), and any excess shall be applied as set forth in the Related Credit Facility.

                  (c) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

                  (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                  SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.08.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.08. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (d) of this

Section, the Borrower shall repay Tranche A Term Borrowings in 16 consecutive quarterly installments, payable on the date that is one year after the Effective Date and on each successive date thereafter which is three months after the preceding installment date, in the aggregate principal amount set forth below for each installment:


                    Installment                   Amount

                        1-8                     $16,250,000
                        9-16                    $24,375,000

                  (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay Tranche B Term Borrowings in 24 consecutive quarterly installments, payable on the date that is one year after the Effective Date and on each successive date thereafter which is three months after the preceding installment date, in the aggregate principal amount set forth below for each installment:


                   Installment                     Amount

                       1-23                       $750,000
                        24                      $232,750,000

                  (c) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date, (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date and (iii) all Tranche C Term Loans shall be due and payable on the Tranche C Maturity Date.

                  (d) Any prepayment of a Tranche A Term Borrowing or Tranche B Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Borrowings of such Class to be made pursuant to this Section ratably; provided that any prepayment made pursuant to Section 2.09(b) or (c) shall, if the Borrower so elects in its notice given pursuant to Section 2.09(f), be applied, first, to reduce all or any portion of the scheduled repayments of the Borrowings of such Class to be made pursuant to this Section during the 12-month period commencing on the prepayment date, ratably or in direct order of maturity at the Borrower's option, until such scheduled repayments have been eliminated, and, thereafter ratably to the remaining scheduled repayments of Borrowings of such Class. If the initial aggregate amount of the Lenders' Term Commitments of any Class exceeds the aggregate principal amount of Term Loans of such Class that are made on the Effective Date, then the scheduled repayments of Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Repayments and prepayments of Borrowings shall be accompanied by accrued interest on the amount repaid or prepaid, plus amounts due under Section 2.14, if any.

                  SECTION 2.09. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                  (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, within five Business Days after such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 270 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Borrower and the Subsidiaries (or in the case of Net Proceeds received by LOL Finance or its Subsidiaries, to acquire loan assets in the ordinary course of its financing business), and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 270-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided however, that notwithstanding the foregoing, (i) cumulative Net Proceeds in excess of $75,000,000 from any Securitization shall be applied (A) first, to the repayment of borrowings under the Related Credit Facility until a cumulative aggregate of $25,000,000 of such borrowings (or if less, all such outstanding borrowings) have been paid and (B) thereafter, to the prepayment of Term Loans and (ii) any Net Proceeds in excess of $250,000,000 from the issuance of the Senior Notes will be applied to the reduction of the drawn borrowing under the Related Credit Facility.

                  (c) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2001, the Borrower shall prepay Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

                  (d) Each mandatory and voluntary prepayment will be allocated first to the Tranche C Term Borrowings, until such Borrowings have been paid in full, and then to the Tranche A Term Borrowings and the Tranche B Term Borrowings, pro rata in accordance with the outstanding amounts thereof, subject to the provisions of Section 2.09(e) regarding the rights of Tranche B Lenders to turn down mandatory prepayments under certain circumstances.

                  (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select (subject to paragraph (d) above) the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any optional or mandatory prepayment of Borrowings made at a time when Borrowings of more than one Class remain outstanding, the Borrower shall select Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated first, to Tranche C Term Borrowings, until all such Borrowings have been paid in full, and thereafter to the Tranche A Term Borrowings and Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that, to the extent Tranche A Term Borrowings are outstanding, any Tranche B Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Borrowings but was so declined shall be applied to prepay Tranche A Term Borrowings (provided that such elections will be effective only to the extent of the outstanding Tranche A Term Borrowings available to be prepaid).

                  (f) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the same Business Day as the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08.

                  SECTION 2.10. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, equal to 0.25% per annum of the daily unused amount of each Tranche A Commitment and Tranche B Commitment and a fee equal to 0.125% per annum of the daily unused amount of each Tranche C Commitment of such Lender during the period from and including the date of this Agreement to but excluding the earlier of the Effective Date and the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears in the case of commitment fees in respect of the Tranche A Term Commitments, Tranche B Term Commitments and Tranche C Term Commitments on the Effective Date or any earlier date on which such Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) All voluntary and mandatory prepayments of Tranche B Term Loans made prior to the third anniversary of the Effective Date shall be accompanied by payment by the Borrower of a prepayment fee equal to (i) 3.0% of the aggregate amount of any such prepayment made on or before the first anniversary of the Effective Date, (ii) 2.0% of the aggregate amount of any such prepayment made after such first anniversary but on or before the second anniversary of the Effective Date and (iii) 1.0% of the aggregate amount of any such prepayment made after such second anniversary but on or before the third anniversary of the Effective Date.

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and prepayment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.13. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company as a consequence of this Agreement or the Loans made by, such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender's holding company as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default but excluding any payment pursuant to Section 2.04(b)), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

                  SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this

Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.16(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.17. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                         Representations and Warranties

            The Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate or other powers and have been duly authorized by all necessary action, including, if required, stockholder or member action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any of the Subsidiaries or its assets, or give rise to a right thereunder to require any material payment to be made by the Borrower or any of the Subsidiaries, and (d) except for Disclosed Matters, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, except Liens created under the Loan Documents.

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of operations, equities and cash flows
(i) as of and for the fiscal year ended December 31, 2000, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2001, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (b) The Borrower has heretofore furnished to the Lenders a pro forma consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of June 30, 2001, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the Borrower to be reasonable),
(ii) is based on the best information available to the Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and the Restricted Subsidiaries as of June 30, 2001 as if the Transactions had occurred on such date.

                  (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of the Borrower or its Restricted Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or significant unrealized losses.

                  (d) Since December 31, 2000, there has been no material adverse change in the business, operations, assets, properties, liabilities or condition, financial or otherwise, of the Borrower and the Restricted Subsidiaries, taken as a whole.

                  SECTION 3.05. Properties. (a) Each of the Borrower and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for Liens permitted by Section 6.02

                  (b) Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of the Subsidiary Loan Parties as of the Effective Date after giving effect to the Transactions.

                  (d) As of the Effective Date, neither the Borrower nor any of the Restricted Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $6,000,000 the fair market value of the assets of such Plan.

                  SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of the Restricted Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

                  SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Restricted Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Restricted Subsidiaries is adequate.

                  SECTION 3.14. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) as of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened, (b) all payments due from the Borrower or any Restricted Subsidiary, or for which any claim may be made against the Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary and (c) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Restricted Subsidiary is bound.

                  SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans and to the rights of subrogation and contribution under the Subsidiary Loan Parties' guarantee of the Obligations,
(a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

                  SECTION 3.16. Patronage Payments. All claims by members for cash payments of patronage dividends, revolvements and redemptions under applicable laws, including the Bankruptcy Code and Rules, are claims in respect of equity interests and will rank junior in right of payment to all Obligations under this Agreement.


                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Faegre & Benson LLP, outside counsel for the Borrower, substantially in the form of Exhibit B-1, (ii) John Rebane, general counsel for the Borrower, substantially in the form of Exhibit B-2, and (iii) to the extent requested by the Administrative Agent, local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Exhibit B-3, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.02.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (f) The Collateral and Guarantee Requirement shall have been satisfied and the Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

                  (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

                  (h) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Acquisition shall have been obtained, except to the extent that the failure to obtain such approval or consent would not result in a Material Adverse Effect, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any materially burdensome conditions. The Acquisition shall have been, or substantially simultaneously with the initial funding of Loans on the Effective Date shall be, consummated in accordance with the Acquisition Documents and applicable law, without any amendment to or waiver of any material terms or conditions of the Acquisition Documents not approved by the Required Lenders. The Administrative Agent shall have received copies of the Acquisition Documents and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct.

                  (i) The Lenders shall have received a pro forma consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of June 30, 2001, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. After giving effect to the Transactions, neither the Borrower nor any of the Restricted Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents and under the Related Credit Facility, (ii) the Senior Notes, if any, (iii) up to $200,000,000 of Capital Securities and (iv) Indebtedness under the CoBank Receivables Loan Agreement not exceeding $75,000,000, (v) other Indebtedness (excluding Indebtedness to Subsidiary Loan Parties) set forth on Schedule 6.01 not exceeding $186,000,000 in the aggregate and
         (vi) the Borrower's outstanding preferred stock referred to in Section 6.08(a)(iii). The aggregate amount of fees and expenses (including underwriting discounts and commissions) payable or otherwise borne by the Borrower and the Restricted Subsidiaries in connection with the Transactions shall not exceed $40,000,000.

                  (j) The Existing 364-Day Credit Agreement shall have been terminated and all amounts outstanding thereunder repaid. The Related Credit Facility shall have been executed and delivered and shall be in full force and effect.

                  (k) The CoBank Receivables Loan Agreement shall have been executed and delivered and $75,000,000 of proceeds of borrowings thereunder shall have been used to pay a portion of the purchase price for the Acquisition.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on December 31, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                    ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

         SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year of the Borrower, an audited combined balance sheet of the Borrower and the Restricted Subsidiaries and related statements of operations, equities and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such combined financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and the Restricted Subsidiaries on a combined basis in accordance with GAAP consistently applied; provided that so long as the Borrower (i) files an annual Form 10-K with the Securities and Exchange Commission, and
         (ii) such Form 10-K contains financial statements, opinions or certificates required by the foregoing provisions, the delivery of such Form 10-K shall satisfy the requirement of this Section 5.01(a);

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited combined balance sheet of the Borrower and the Restricted Subsidiaries and related statements of operations, equities and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Restricted Subsidiaries on a combined basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that so long as the Borrower (i) files a quarterly form 10-Q with the Securities and Exchange Commission, and (ii) such Form 10-Q contains financial statements, opinions or certificates required by the foregoing provisions, the delivery of such Form 10-Q shall satisfy the requirement of this Section 5.01(b);

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12 and 6.13, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) identifying any Restricted Subsidiary formed or acquired since the end of the previous fiscal quarter, (v) identifying any parcels of real property or improvements thereto with a value exceeding $2,000,000 that have been acquired by any Loan Party since the end of the previous fiscal quarter, (vi) identifying any changes of the type described in Section 5.03(a) that have not been previously reported by the Borrower, (vii) identifying any acquisitions of going concerns and Joint Ventures that have been consummated since the end of the previous fiscal quarter, including the date on which each such acquisition or Joint Venture was consummated and the consideration therefor, (viii) identifying any material Intellectual Property (as defined in the Collateral Agreement) with respect to which a notice is required to be delivered under the Collateral Agreement and has not been previously delivered and (ix) identifying any Prepayment Events that have occurred since the end of the previous fiscal quarter and setting forth a reasonably detailed calculation of the Net Proceeds received from Prepayment Events since the end of such previous fiscal quarter;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the

         Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

                  (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, any office in any jurisdiction that has not adopted Revised Article 9 of the Uniform Commercial Code in which it maintains books or records relating to Collateral owned by it or at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number or organization number, if any, assigned by the jurisdiction under the laws of which it is organized. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral in which a security interest can be perfected by filing. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Borrower setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.

                  SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided that any failure to pay Indebtedness shall only constitute an Event of Default as provided in Article VII.

                  SECTION 5.06. Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  SECTION 5.07. Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

                  SECTION 5.08. Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions hereof and of the Security Documents.

                  SECTION 5.09. Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit (subject to the provisions of Section 9.12) any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.10. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.11. Use of Proceeds. The proceeds of the Term Loans, together with the proceeds of any Senior Notes, will be used only for the payment of (a) amounts payable under the Acquisition Documents as consideration for the Acquisition, (b) fees and expenses payable in connection with the Transactions, (c) to refinance existing indebtedness of PMI and the Borrower and
(d) to refinance or repay borrowings outstanding under the Existing Five-Year Credit Agreement and the Existing 364-Day Credit Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

                  SECTION 5.12. Additional Subsidiaries. If any additional Restricted Subsidiary is formed or acquired after the Effective Date, the Borrower will, within ten Business Days after such Restricted Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and within fifteen Business Days after such Restricted Subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Restricted Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary owned by or on behalf of any Loan Party. Notwithstanding the foregoing, upon the occurrence of any Restricted Subsidiary changing its corporate form after the Effective Date in connection with the Acquisition, the Borrower will within one Business Day after such change occurs notify the Administrative Agent and the Lenders thereof of such change in corporate form in order for the Administrative Agent to file all necessary Uniform Commercial Code financing statements with respect to such entity and the Borrower will within ten Business Days after such change occurs provide the Administrative Agent with such documents, agreements and undertakings as it may reasonably request evidencing the continued satisfaction of the Guarantee and Collateral Requirement with respect to such entity.

                  SECTION 5.13. Further Assurances. (a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent to enable the Agent to confirm the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any material assets (including any real property or improvements thereto or any interest therein having a fair market value (including fixtures) of $2,000,000 or more, but excluding Collateral of a type not otherwise covered by the Security Documents) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Agent and the Lenders thereof, and, if reasonably requested by the Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                  (c) The Borrower and the Restricted Subsidiaries shall, not later than the tenth day after the Effective Date, deliver to the Collateral Agent all promissory notes and other instruments in their possession evidencing Indebtedness of Subsidiaries (other than Restricted Subsidiaries) and third parties that is owing to the Borrower or any Restricted Subsidiary, together with instruments of transfer with respect thereto endorsed in blank. In the event that any promissory notes or other instruments evidencing Indebtedness of Subsidiaries (other than Restricted Subsidiaries) or third parties in existence on the Effective Date come into the Borrower' s or a Restricted Subsidiary's possession after the Effective Date, or in the event that promissory notes evidencing any additional Indebtedness of Subsidiaries (other than Restricted Subsidiaries) or third parties is held by the Borrower or its Restricted Subsidiaries after the Effective Date, such promissory notes or other instruments shall be promptly delivered to the Collateral Agent and pledged under the Collateral Agreement. The Borrower agrees that no promissory notes or other instruments evidencing Indebtedness of Subsidiaries or third parties owed to the Borrower or any Restricted Subsidiary shall ever be held by any Person other than the Borrower, a Restricted Subsidiary or the Collateral Agent.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness or Attributable Debt, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) Indebtedness under the Related Credit Facility in an aggregate amount not in excess of $250,000,000 at any time outstanding;

                  (iii) the Senior Notes in an aggregate amount not in excess of $300,000,000 at any time outstanding;

                  (iv) the Capital Securities in an aggregate amount not in excess of $200,000,000 at any time outstanding;

                  (v) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                  (vi) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

                  (vii) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any other Subsidiary; provided that Guarantees by the

         Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

                   (viii) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement;

                  (ix) (i) Indebtedness and (ii) Attributable Debt in respect of Sale-Leaseback Transactions, not in excess of $75,000,000 in the aggregate at any time outstanding;

                  (x) (i) Indebtedness of Restricted Subsidiaries that are Securitization Vehicles in respect of Third Party Securities in an aggregate amount not in excess of $200,000,000 at any time outstanding minus the then outstanding principal amount of Indebtedness under the CoBank Receivables Loan Agreement and (ii) Indebtedness of the Borrower and Restricted Subsidiaries consisting solely of Liens on their Sellers' Retained Interests in connection with Securitizations permitted by Section 6.04 securing obligations in respect of Third Party Securities in an aggregate amount not in excess of $200,000,000 at any time outstanding minus the then outstanding principal amount of Indebtedness under the CoBank Receivables Loan Agreement; and

                  (xi) Indebtedness of LOL Finance and its Wholly Owned Subsidiaries incurred in the ordinary course of business to finance their assets; provided that such Indebtedness (x) is not Guaranteed by the Borrower or any other Restricted Subsidiaries, except to the extent permitted pursuant to clause (vii) above and (y) does not exceed $100,000,000 at any time outstanding.

                  (b) The Borrower will not permit any Restricted Subsidiary to issue any preferred stock or other preferred Equity Interests.

                  SECTION 6.02. Liens. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Encumbrances;

                  (iii) any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in
         Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (iv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary , as the case may be,
         (B) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (v) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that
         (A) such security interests secure Indebtedness permitted by clause
         (viii) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

                  (vi) Liens of CoBank on investments by the Borrower in the stock, participation certificates, or allocated reserves of CoBank owned by the Borrower;

                  (vii) Liens not expressly permitted by clauses (i) through
         (vi) above; provided that the sum, without duplication, of (x) the aggregate principal amount of Indebtedness secured by Liens permitted by this clause (vii) and (y) the Attributable Debt permitted by Section 6.06, does not at any time exceed $75,000,000;

                  (viii) Liens on Sellers' Retained Interests incurred in connection with Securitizations permitted by Section 6.01(a) and 6.04 securing obligations in respect of Third Party Securities in an aggregate amount at any time outstanding not in excess of $200,000,000 less the aggregate principal amount of Indebtedness under the CoBank Receivables Loan Agreement; provided, however, that recourse to such Sellers' Retained Interests is limited in a manner customary for similar securitization transactions and the ratio of the amount of such Sellers' Retained Interests to the amount of such Third Party Securities is not significantly greater than the ratio of sellers' retained interests to the financed portion of assets in similar securitization transactions;

                  (ix) Liens on assets of Restricted Subsidiaries that are Securitization Vehicles securing Indebtedness of such Securitization Vehicles permitted by Section 6.01(a)(x)(i); and

                  (x) Liens on loan assets of LOL Finance and its Wholly Owned Subsidiaries incurred in the ordinary course of business and securing Indebtedness incurred pursuant to Section 6.01(a)(xi).

                  SECTION 6.03. Fundamental Changes. (a) The Borrower will not, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge with or into any Restricted Subsidiary in a transaction in which the surviving entity is or becomes a

Wholly Owned Restricted Subsidiary and a Subsidiary Loan Party; provided that any such merger involving a Person that is not a Wholly Owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04 and (iii) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

                  (b) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto. The Borrower will not permit LOL Finance or any subsidiary of LOL Finance to engage in any business other than the making of loans to third parties to finance their operations, their purchases of goods or services, or the construction of facilities and activities directly related to the funding and sale of such loans.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Restricted Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) the Acquisition;

                  (b) Permitted Investments;

                  (c) investments existing on the date hereof and set forth on
         Schedule 6.04;

                  (d) investments by the Borrower and the Restricted Subsidiaries in Equity Interests in Subsidiary Loan Parties; provided that any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Agreement;

                  (e) loans or advances made by the Borrower to any Subsidiary and made by any Restricted Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be pledged pursuant to the Collateral Agreement and
         (ii) the amount of such loans and advances made after the date hereof by Loan Parties to Subsidiaries that are not Loan Parties, including to LOL Finance and its subsidiaries, shall be subject to the limitation set forth in clause (m) below;

                  (f) Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties (including LOL Finance and its subsidiaries) that is Guaranteed after the date hereof by Loan Parties shall be subject to the limitation set forth in clause (m) below;

                  (g) investments in Equity Interests of CoBank required to be made in accordance with CoBank's bylaws and capital plans applicable to cooperative borrowers generally;

                  (h) investments consisting of non-cash consideration received in connection with sales of assets permitted by Section 6.05;

                  (i) investments consisting of Sellers' Retained Interests in Securitizations permitted by Section 6.05;

                  (j) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (k) acquisitions of Persons that, upon consummation of such acquisitions, become Subsidiary Loan Parties or are merged into the Borrower in a transaction permitted by Section 6.03, provided that the consideration for such acquisitions consists solely of Equity Interests and obligations of the Borrower to pay patronage and revolvements;

                  (l) investments by LOL Finance and its Wholly Owned Subsidiaries consisting of loans made or acquired by them in the ordinary course of business not in excess of $100,000,000 in the aggregate at any time outstanding (excluding the amount of any such loans sold (including by way of participation sales) in a non-recourse sale transaction as permitted by Section 6.05(h); and

                  (m) other investments by the Borrower and the Restricted Subsidiaries not otherwise permitted hereby, provided that the aggregate amount of all such investments, together with the aggregate amount of loans and advances to, and Guarantees of Indebtedness of, Subsidiaries that are not Loan Parties (including LOL Finance and its subsidiaries), made by Loan Parties pursuant to clauses (e) and (f) above, shall not exceed $50,000,000 at any time outstanding.

                  SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of the Restricted Subsidiaries to issue any additional Equity Interest in such Restricted Subsidiary, except:

                  (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

                  (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that (i) any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09 and (ii) the cumulative aggregate fair market value of sales, transfers and dispositions to Subsidiaries that are not a Loan Party (other than for cash consideration) shall not exceed $50,000,000;

                  (c) sales, transfers or other dispositions of the following:
         (i) the Borrower's swine production facilities located in Beaver County, Oklahoma, (ii) the Borrower's interest in Malta Cleyton; (iii) the Borrower's or its Restricted Subsidiaries sale of certain feed mills as set forth in Schedule 6.05(a) and (iv) certain other asset sales or Equity Interest dispositions in progress on the date hereof as set forth on Schedule 6.05(b);

                  (d) sales, transfers and other dispositions of assets (other than sales, transfers or dispositions of less than 100% of the Equity Interests in a Restricted Subsidiary owned by the Borrower and the Restricted Subsidiaries) that are not permitted by any other clause of this Section; provided that (i) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (d) shall not exceed $50,000,000 during any fiscal year of the Borrower and (ii) for purposes of clause (i), the fair market value of Equity Interests in a Restricted Subsidiary shall in any event be deemed to be at least equal to the sum of the purchase price and all Indebtedness of such Restricted Subsidiary transferred as part of, or other Indebtedness assumed by the transferee or its Affiliates in connection with, such sale, transfer or disposition;

                  (e) the sale to one or more Securitization Vehicles of accounts receivable (including Account Assets) or inventory in Securitizations, provided that (i) each such Securitization is effected on market terms, (ii) the aggregate amount of Third Party Securities in respect of all such Securitizations does not exceed $200,000,000 at any time outstanding and (iii) an amount equal to the Net Proceeds from each such Securitization is applied to the mandatory repayment of Loans in accordance with Sections 2.09(b) and (d);

                  (f) issuances of Equity Interests of Restricted Subsidiaries that are pledged under the Security Documents;

                  (g) cash lease payments in respect of leases of surplus warehouse and office space entered into in the ordinary course of business on arms length terms; and

                  (h) the sale by LOL Finance in the ordinary course of its business of (i) loans made in the ordinary course of business and (ii) participations in loans made in the ordinary course of business, provided that the amount of such participations shall not exceed $75,000,000 in the aggregate at any time outstanding;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those among Loan Parties permitted by clause (b) above) shall be made for fair value and for at least 80% cash consideration, provided further that non-cash consideration in excess of 20% of the consideration for any such sales, transfers, leases and other dispositions may be received in an aggregate cumulative amount not in excess of $50,000,000 in fair value.


         SECTION 6.06 Sale and Leaseback Transactions. The Borrower will not, and will not permit any Restricted

Subsidiary to, enter into any Sale-Leaseback Transaction except:

                  (a) Sale-Leaseback Transactions to which the Borrower or any Restricted Subsidiary is a party as of the date hereof; and

                  (b) other Sale-Leaseback Transactions; provided that the sum, without duplication, of (i) the aggregate principal amount of Indebtedness secured by Liens permitted by Section 6.02(vii) and (ii) the aggregate Attributable Debt in respect of Sale-Leaseback Transactions permitted by this clause (b), does not at any time exceed $75,000,000.

                  SECTION 6.07. Hedging Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) The Borrower will not, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

                  (i) Restricted Subsidiaries may declare and pay dividends ratably with respect to their capital stock;

                  (ii) the Borrower may make Restricted Payments consisting of cash payments of patronage dividends and of revolvements and redemptions of equity (x) so long as no Default has occurred and is continuing, (I) until such time as the Index Debt ratings of S&P and Moody's are BBB- or better and Baa3 or better, respectively, in an aggregate cumulative amount with respect to all such payments made on or after January 1, 2001, not in excess of 50% of cumulative Consolidated Net Income from and after January 1, 2000 (taken as a single accounting period and excluding, in the computation thereof, up to $51,000,000 of losses relating to the Acquisition recognized in the fiscal year ending December 31, 2001) and (II) when the Index Debt ratings of S&P and Moody's are investment grade, in an amount paid in any fiscal year which, when taken together with the aggregate amount of repurchases of Senior Notes pursuant to Section 6.08(b)(ii) in such fiscal year, is not in excess of 100% of Consolidated Net Income for the immediately preceding fiscal year; and (y) if a Default has occurred and is continuing, in the minimum amount necessary to permit each allocation of the Borrower's patronage earnings to a member to be deemed a "qualified written notice of allocation" as defined in Section 1388(c)(1) of the Internal Revenue Code; and

                  (iii) the Borrower may pay dividends not exceeding $100,000 per annum with respect to its preferred stock issued and outstanding as of the Closing Date in accordance with the terms thereof on the Closing Date .


                  (b) The Borrower will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, any indebtedness owed to the trust entity that has issued the Capital Securities, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

                  (i) payment of Indebtedness created under the Loan Documents and the Related Credit Facility;

                  (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Capital Securities prohibited by the subordination provisions thereof;

                  (iii) mandatory payments by a Securitization Vehicle on Third Party Securities;

                  (iv) purchases of Senior Notes; provided that (i) the Borrower's Index Debt ratings of S&P and Moody's are BBB- or better and Baa3 or better, respectively, at the time of any such purchase, (ii) the amount of such purchases in any fiscal year, when aggregated with all Restricted Payments made pursuant to Section 6.08(a)(ii)(II) in such fiscal year, does not equal more than 100% of Consolidated Net Income for the immediately preceding fiscal year and (iii) no Default exists at the time of any such purchase;

                  (v) refinancings of Indebtedness to the extent permitted by
         Section 6.01; and

                  (vi) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

                  SECTION 6.09. Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08 and (d) Securitizations permitted by Sections 6.01 and 6.02.

                  SECTION 6.10. Restrictive Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by any Loan Document, by the Related Credit Facility, by the Senior Note Documents or by the CoBank Receivables Loan Agreement (provided that the restrictions in the CoBank Receivables Loan Agreement are no more restrictive than those contained in this Agreement), (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof and (vi) the foregoing shall not apply to agreements governing permitted Indebtedness and loan participation agreements permitted by
Section 6.05(h) of LOL Finance or its Wholly Owned Subsidiaries so long as any restrictions therein apply only to LOL Finance and/or its subsidiaries.

                  SECTION 6.11. Amendment of Material Documents. The Borrower will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) any agreement governing Material Indebtedness (including the CoBank Receivables Loan Agreement, but excluding the Related Credit Facility) or (b) its certificate of incorporation, by-laws or other organizational documents that, in any case referred to in clause (a) or (b), could reasonably be expected to be adverse in any significant respect to the interests of the Lenders.

                  SECTION 6.12. Interest Expense Coverage Ratio. The Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense, for any period of four consecutive fiscal quarters to be less than 2.50 to 1.00.

                  SECTION 6.13. Leverage Ratio. The Borrower will not permit the Leverage Ratio as of any date during any period set forth below to exceed the ratio set forth opposite such period:

          Period                                          Ratio
          ------                                          -----
October 11, 2001 through                               4.75 to 1.00
October 11, 2002

October 11, 2002 through                               4.25 to 1.00
October 11, 2003

October 11, 2003 and                                   3.75 to 1.00
thereafter

                                   ARTICLE VII

                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower), 5.11 or 5.13(c) or in
         Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) (i) an "Event of Default" occurs under the Related Credit Facility or (ii) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) adopt any resolutions for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m)any Guarantee or Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid Guarantee or a perfected Lien on any material Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral or the release of the applicable Loan Party in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to file any necessary continuation statements or to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement; or

                  (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                                    The Agent

                  Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

                  The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

                  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at Land O' Lakes, Inc., 4001 Lexington Avenue North, Saint Paul, MN 55126, Attention of Treasurer (Telecopy No. 651-481-2086);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Gary Spevack (Telecopy No. (212) 270-0998);

                  (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Loan under Section 2.08, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class or (ix) change the rights of the Tranche B Lenders to decline mandatory prepayments as provided in Section 2.09, without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of any Class (but not the Lenders of the other Classes) may be effected by an agreement or agreements in writing entered into by the

Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Agent if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement. Notwithstanding the foregoing, the Agent and the Borrower may at any time enter into an amendment hereto which increases the Applicable Rate with respect to the Tranche C Term Loans, and such amendment will be effective without the consent of any Lenders.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (it being understood that the violation by a Lender or the Agent of any applicable law or regulation shall constitute gross negligence); provided, further, that the fees, disbursements and other charges of counsel with respect to any claim, litigation or proceeding shall be limited to one firm of counsel in each relevant jurisdiction to jointly represent all such Indemnitees, so long as (i) no conflict or potential conflict exists as a result of such joint representation and (ii) no Indemnitee has reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the other Indemnitees.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the outstanding Term Loans or unused Commitments at the time.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for the use by others of Information (as defined in Section 9.12) or other materials obtained through electronic telecommunications or other information transmission systems (including as a result of any misdirected facsimile transmission); provided, that (except in the case of a misdirected facsimile transmission) such indemnified person shall have taken reasonable precautions to ensure, or shall have made reasonable investigation to believe in, the reliability of such transmission system.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or $1,000,000 in the case of Tranche B Term Loans) unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and
(v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.16(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO

ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or insurance authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; provided, that the disclosing party shall use reasonable efforts under the circumstances, to the extent permitted by law, to notify the Borrower prior to, or as soon as practicable thereafter, of any disclosure made pursuant to clauses
(b) or (c) above. For the purposes of this Section. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SIGNATURE PAGE TO THE LAND O'LAKES, INC. TERM CREDIT AGREEMENT DATED AS OF OCTOBER 2001.


LAND O'LAKES, INC.,                        BANK: AgFirst Farm Credit Bank

   by: /s/ Dan Knutson                         by: /s/ John W. Burnside Jr.
       -----------------------------               -----------------------------
       Name: Dan Knutson                           Name: John W. Burnside Jr.
       Title: Senior Vice President &              Title: Vice President
              Chief Financial
              Officer
                                               ---------------------------------

THE CHASE MANHATTAN BANK,                      by:
individually and as Administrative                 -----------------------------
Agent,                                             Name:
                                                   Title:
   by: /s/ Robert Anastasio
       -----------------------------
       Name: Robert Anastasio
       Title: Vice President


BANK: CoBank, ACB                          BANK: Bank of Communications,
                                                 New York Branch
   by: /s/ Casey Garten
       -----------------------------
       Name: Casey Garten
       Title: Vice President

                 n/a
   ---------------------------------

   by:
       -----------------------------
       Name:
       Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SIGNATURE PAGE TO THE LAND O'LAKES, INC. TERM CREDIT AGREEMENT DATED AS OF OCTOBER 2001.


BANK: LAGUNA FUNDING TRUST                 BANK: ING (U.S.) CAPITAL LLC

                                               by: /s/ William B. Redmond
                                                   -----------------------------
                                                   Name: William B. Redmond
                                                   Title: Vice President


                                               ---------------------------------

                                               by:
                                                   -----------------------------
                                                   Name:
                                                   Title:



BANK: STANWICH LOAN FUNDING LLC            BANK: KZH ING-2 LLC

   by: /s/ Ann E. Morris                       by: /s/ Susan Lee
      --------------------------------             -----------------------------
      Name: Ann E. Morris                          Name: Susan Lee
      Title: Asst. Vice President                  Title: Authorized Agent


   -----------------------------------
   by:
       -------------------------------
       Name:
       Title:


BANK: KZH ING-1 LLC                        BANK: KZH RIVERSIDE LLC

   by: /s/ Susan Lee                           by:
       -------------------------------             -----------------------------
      Name: Susan Lee
      Title: Authorized Agent

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SIGNATURE PAGE TO THE LAND O'LAKES, INC. TERM CREDIT AGREEMENT DATED AS OF OCTOBER 2001.


BANK: KZH ING-3 LLC                        OPPENHEIMER SENIOR FLOATING RATE FUND

                                               by: /s/ Scott Farrar
                                                   -----------------------------
                                                   Name: Scott Farrar
                                                   Title: Vice President


                                               ---------------------------------
                                               by:
                                                   -----------------------------
                                                   Name:
                                                   Title:


BANK: KZH SHOSHONE LLC                     BANK: PROTECTIVE LIFE INSURANCE
                                                 COMPANY

    by: /s/ Susan Lee                          by: /s/ Diane S. Griswold
        ------------------------------             -----------------------------
        Name: Susan Lee                            Name: Diane S. Griswold
        Title: Authorized Agent                    Title: Assistant Vice
                                                          President


                                               ---------------------------------
                                               by: /s/ Stephen M. Liberatore
                                                   -----------------------------
                                                   Name: Stephen M. Liberatore
                                                   Title: Vice President

BANK: METROPOLITAN LIFE INSURANCE          BANK: COOPERATIVE CENTRALE
      COMPANY                                    RAIFFEISEN-BOERENLEENBANK B.A.,
                                                 "RABOBANK
                                                 INTERNATIONAL", NEW YORK BRANCH
    by: /s/ James R. Dingler
        ------------------------------
        Name: James R. Dingler
        Title: Director


    ----------------------------------
    by:
        ------------------------------
    Name:
    Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SIGNATURE PAGE TO THE LAND O'LAKES, INC. TERM CREDIT AGREEMENT DATED AS OF OCTOBER 2001.


                                           Name: Ian Reece

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SIGNATURE PAGE TO THE LAND O'LAKES, INC. TERM CREDIT AGREEMENT DATED AS OF OCTOBER 2001.


BANK: PRINCIPAL LIFE INSURANCE COMPANY     BANK: THE BANK OF TOKYO-MITSUBISHI,
                                                 LTD., CHICAGO BRANCH

                                               by: /s/ Patrick McCue
                                                   -----------------------------
                                                   Name: Patrick McCue
                                                   Title: Vice President &
                                                          Manager


                                               ---------------------------------
                                               by:
                                                   ----------------------------
                                                   Name:
                                                   Title:


BANK: SunTrust Bank                        BANK: WELLS FARGO BANK, NATIONAL
                                                 ASSOCIATION

    by: /s/ Kurt A. Morris
        ------------------------------
        Name: Kurt A. Morris
        Title: Director


    ----------------------------------
    by:
        ------------------------------
        Name:
        Title:

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SIGNATURE PAGE TO THE LAND O'LAKES, INC. TERM CREDIT AGREEMENT DATED AS OF OCTOBER 2001.


BANK: U.S. BANK NATIONAL ASSOCIATION